UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 5, 2009

UNITED RENTALS, INC.
UNITED RENTALS (NORTH AMERICA), INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-14387	06-1522496
Delaware	001-13663	06-1493538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five Greenwich Office Park Greenwich, CT		06831
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (203) 622-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(b).	Departure of Named Executive Officer.

On February 5, 2009, United Rentals, Inc. (the “Company”) announced that Jonathan M. Gottsegen has been appointed Senior Vice President, General Counsel and Corporate Secretary, effective February 18, 2009. In connection therewith, the Company also announced that Roger E. Schwed, who has been serving as the Company’s General Counsel since June 2006, will step down from that position. Mr. Schwed will cease to be Executive Vice President and General Counsel as of the close of business on February 17, 2009. The Company’s press release regarding Mr. Gottsegen’s appointment and Mr. Schwed’s departure is attached as Exhibit 99.1 and incorporated by reference herein.

Item 5.02(e).	Compensatory Arrangements of Named Executive Officer.

The Company has entered into a Separation Agreement and General Release with Mr. Schwed, dated February 5, 2009 (the “Separation Agreement”), pursuant to which Mr. Schwed will continue to receive his regular base salary during a transition period ending March 31, 2009 (subject to earlier termination in certain circumstances). Mr. Schwed also will receive (i) the severance benefits to which he is entitled under Section 4(f) of his employment agreement (190% of his base salary paid over a one-year period, subject to an initial six-month delay in order to comply with Section 409A of the Internal Revenue Code), (ii) in lieu of any cash bonus for 2008 and 2009, a lump sum amount of $180,000, (iii) any performance-based restricted stock units (“RSUs”) that vest for 2008, based on the achievement of the performance objectives set forth in the related RSU agreement, (iv) pro rata vesting of his remaining outstanding time-based RSU grants in accordance with the related RSU agreements, and (v) COBRA payments for up to the 12-month period contemplated in his employment agreement.

Following his termination of employment, Mr. Schwed will serve as a consultant to the Company for a period of six months. The form of Consulting Agreement attached to the Separation Agreement contemplates that Mr. Schwed will act as a resource to the Company in connection with matters related to the Company, including legal matters, and provide such other services, consistent with his prior position, as are reasonably requested by the Company from time to time, including consulting and advising on pending legal matters. As compensation for his services, Mr. Schwed will receive $150,000, payable in six equal monthly installments.

The Separation Agreement is attached as Exhibit 10.1 and is incorporated by reference herein. The foregoing summary description of the Separation Agreement is qualified in its entirety by reference to the Separation Agreement.

Item 9.01.	Financial Statements and Exhibits

Item 9.01(d).	Exhibits.

10.1	Separation Agreement and General Release, dated February 5, 2009, between the Company and Roger E. Schwed (including a form of Consulting Agreement and Subsequent Waiver and General Release)

99.1	Press release, dated February 5, 2009

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2009	UNITED RENTALS, INC.

	By:	/s/ William B. Plummer

Name: William B. Plummer
Title: Chief Financial Officer

UNITED RENTALS (NORTH AMERICA), INC.

	By:	/s/ William B. Plummer

Name: William B. Plummer
Title: Chief Financial Officer